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                          EXHIBIT 23(g)
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                     Consent of Independent Auditors
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The Board of Directors and Stockholders
Worthen Banking Corporation

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Boatmen's Bancshares, Inc. of our report dated January 22, 1993, relating to the consolidated and parent only balance sheets of The Union of Arkansas Corporation and Subsidiaries as of December 31, 1992 and the related consolidated and parent only statements of income, retained earnings and cash flows for the two year period then ended (not presented separately herein) which report appears in Exhibit 99 in the December 31, 1993 Annual Report on Form 10-K of Worthen Banking Corporation.


                                     /s/ Frost & Company

                                     Frost & Company
                                     Certified Public Accountants


Little Rock, Arkansas
September 26, 1994